InsPro Technologies Corporation Announces 2011 Financial Results

Net Income and Significant Revenue Growth

Radnor, PA – March 30, 2012 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading software innovator and provider of an insurance administration and marketing system, InsPro Enterprise, used by insurance carriers and third party administrators, that supports group and individual business lines and efficiently processes agent, direct market, worksite and web site generated business, today announced its financial results for the year and the quarter ended December 31, 2011.

2011 Full Year Highlights

•	Revenues from continuing operations increased 49% to $9,057,816 in 2011 as compared to $6,077,358 in 2010.
•	Gross profit from continuing operations was $2,108,944 in 2011 compared to a gross loss of $486,484 in 2010.
•	Net loss from continuing operations was $2,670,538 in 2011, compared to a net loss of $5,874,292 in 2010.
•	Net income was $489,049 in 2011 compared to a net loss of $2,500,446, in 2010.

Fourth Quarter 2011 Highlights

•	Revenues from continuing operations increased 119% to $3,421,793 in the fourth quarter of 2011, compared to $1,560,766 in the fourth quarter of 2010 due primarily to license fee revenue pertaining to the completion of our implementation of InsPro Enterprise for a client acquired in 2011.
•	Gross profit from continuing operations was $1,508,251 in the fourth quarter of 2011, compared to a gross loss of $84,016 in the fourth quarter of 2010.
•	Net income from continuing operations was $394,396 in the fourth quarter of 2011, compared to a net loss of $1,254,741 in the fourth quarter of 2010.

Anthony R. Verdi, Chief Executive Officer, stated, “We are pleased to report the financial progress of the Company in the form of significant revenue growth in 2011 and markedly improved operating results, achieved while we continued to make substantial investments in our InsPro Enterprise product and our infrastructure. These profitable results for 2011 mark another important milestone in the evolution of our Company. It is equally gratifying to tell you that our partnerships with existing clients remains a core corporate value, we have added new clients and therefore additional partnerships in the first quarter of 2012, the prospect pipeline remains strong and we plan to continue to invest in our product, InsPro Enterprise, and our client service. We are looking forward to reporting to you throughout 2012.”

About InsPro Enterprise

The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics. InsPro Enterprise was designed as a single technology solution to manage all insurance processing requirements and built from the ground up to support both group and individual policies. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular componentized basis to address immediate areas of concern.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise software, an end-to-end; web-based policy administration system used by insurance carriers and third party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower IT support costs, increase customer retention, and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the effects of restructuring, existing and new clients, the investments in and potential of our technology platform. Forward-looking statements provide InsPro Technologies Corporation current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies Corporation’s most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission. These documents are available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact:

Anthony R. Verdi, CEO, CFO and COO

484-654-2200
finance@inspro.com

– financial tables to follow –

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010

Revenues	$3,421,793	$1,560,766	$9,057,816	$6,077,358

Cost of revenues	1,913,542	1,644,782	6,948,872	6,563,842

Gross profit (loss)	1,508,251	(84,016)	2,108,944	(486,484)

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	562,321	561,594	2,615,602	2,765,161
Advertising and other marketing	43,887	42,184	125,130	160,903
Depreciation and amortization	165,733	182,292	687,042	876,644
Rent, utilities, telephone and communications	85,973	109,708	368,336	403,955
Professional fees	131,150	137,912	439,006	653,123
Other general and administrative	124,791	137,035	544,366	528,022

	1,113,855	1,170,725	4,779,482	5,387,808

Gain (loss) from operations	394,396	(1,254,741)	(2,670,538)	(5,874,292)

Gain from discontinued operations	165,955	328,803	803,989	2,463,675

Other income (expense):
Gain on the change of the fair value of warrant liability	1,426,443	2,970,681	2,356,114	1,136,588
Interest income	3,561	6,981	23,044	21,000
Interest expense	(4,758)	(82,815)	(23,560)	(247,417)

Total other income (expense)	1,425,246	2,894,847	2,355,598	910,171

Net income (loss)	$1,985,597	$1,968,909	$489,049	$(2,500,446)

Net income (loss) per common share - basic and diluted
Income (loss) from operations	$0.05	$0.04	$(0.01)	$(0.12)
Gain from discontinued operations	0.00	0.01	0.02	0.06
Net income (loss) per common share	$0.05	$0.05	$0.01	$(0.06)

Weighted average common shares outstanding	41,543,655	41,543,655	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2011	December 31, 2010
ASSETS

CURRENT ASSETS:
Cash	$3,702,053	$4,429,026
Accounts receivable, net	1,506,234	709,503
Prepaid expenses	116,649	158,245
Other current assets	2,905	8,211
Assets of discontinued operations	104,002	63,301

Total current assets	5,431,843	5,368,286

Restricted cash	-	1,152,573
Property and equipment, net	496,692	613,618
Intangibles, net	260,050	606,785
Other assets	80,608	92,558

Total assets	$6,269,193	$7,833,820

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Note payable	$8,586	$17,311
Accounts payable	644,563	918,972
Accrued expenses	521,383	346,808
Current portion of capital lease obligations	109,872	158,138
Due to related parties	-	8,370
Deferred revenue	622,500	377,500

Total current liabilities	1,906,904	1,827,099

LONG TERM LIABILITIES:
Warrant liability	1,674,226	4,030,340
Capital lease obligations	113,943	165,612

Total long term liabilities	1,788,169	4,195,952

SHAREHOLDERS' EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750
shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 2,797,379
shares issued and outstanding (liquidation value $8,392,137)	5,427,604	5,427,604
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655
shares issued and outstanding)	41,543	41,543
Additional paid-in capital	37,038,318	36,764,016
Accumulated deficit	(42,797,449)	(43,286,498)

Total shareholders' equity	2,574,120	1,810,769

Total liabilities and shareholders' equity	$6,269,193	$7,833,820

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2011	2010

Cash Flows From Operating Activities:
Net income (loss)	$489,049	$(2,500,446)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	687,042	876,644
Stock-based compensation and consulting	274,302	383,523
(Gain) on change of fair value of warrant liability	(2,356,114)	(1,136,588)
Loss on the disposal of equipment of discontinued operations	-	6,530
Changes in assets and liabilities:
Accounts receivable	(796,731)	305,566
Prepaid expenses	41,596	(74,411)
Other current assets	5,306	(1,802)
Other assets	11,950	28,412
Accounts payable	(274,409)	(330,911)
Accrued interest on related secured note from related party	-	199,876
Accrued expenses	174,576	(469,925)
Due to related parties	-	8,370
Deferred revenue	245,000	145,000
Assets of discontinued operations	(40,701)	(2,214,461)

Net cash used in operating activities	(1,539,134)	(4,774,623)

Cash Flows From Investing Activities:
Purchase of property and equipment	(223,382)	(239,607)

Net cash used in investing activities	(223,382)	(239,607)

Cash Flows From Financing Activities:
Gross proceeds from note payable	37,540	119,875
Payments on note payable	(46,265)	(110,168)
Gross proceeds from secured note from related party	-	1,000,000
Payments on secured note from related party	-	(2)
Fees paid in connection with secured note from related party	(8,370)	(18,389)
Gross proceeds from capital leases	58,791	137,310
Payments on capital leases	(158,726)	(151,099)
Restricted cash in connection with letters of credit	1,152,573	1,471
Gross proceeds from sales of preferred stock and warrants	-	7,107,001
Fees paid in connection with offering	-	(46,396)

Net cash provided by financing activities	1,035,543	8,039,603

Net increase (decrease) in cash	(726,973)	3,025,373

Cash - beginning of the period	4,429,026	1,403,653

Cash - end of the period	$3,702,053	$4,429,026